Exhibit 32

MASCO CORPORATION

Certification Required by Rule 13a-14(b) or 15d-14(b)

of the Securities Exchange Act of 1934 and

Section 1350 of Chapter 63 of Title 18 of the

United States Code

The certification set forth below is being submitted in connection with the Masco Corporation Annual Report on Form 10-K for the period ended December 31, 2013 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Timothy Wadhams, the President and Chief Executive Officer, and John G. Sznewajs, the Vice President, Treasurer and Chief Financial Officer, of Masco Corporation, each certifies that, to the best of his knowledge:

1.              The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.              The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of Masco Corporation.

Date:	February 14, 2014	/s/ Timothy Wadhams
		Name:	Timothy Wadhams
		Title:	President and
Chief Executive Officer

Date:	February 14, 2014	/s/ John G. Sznewajs
		Name:	John G. Sznewajs
		Title:	Vice President, Treasurer and Chief Financial Officer